Roper Industries, Inc.

Contact Information:

Financial Markets
Chris Hix, Roper Industries, Inc.
+1 (770) 495-5100
chix@roperind.com

Trade and Industry
Barb Catlin, TransCore Holdings, Inc.
+1 (972) 733-6056
barbara.catlin@transcore.com

FOR IMMEDIATE RELEASE

ROPER INDUSTRIES AGREES TO ACQUIRE TRANSCORE HOLDINGS IN $600 MILLION TRANSACTION

Transaction Creates Strategic RFID Growth Platform

Financing Initiative To Further Strengthen Balance Sheet And Fund Transaction

Addition of TransCore Expected To Be Accretive To 2005 Earnings

Investor Meetings Scheduled for Tomorrow

Duluth, Georgia, October 6, 2004 – Roper Industries, Inc. (NYSE: ROP) today announced that it has signed a definitive agreement to acquire TransCore Holdings, Inc. from an investor group led by KRG Capital Partners, L.L.C. in a transaction valued at approximately $600 million. TransCore is a provider of technologies and related services in areas such as radio frequency identification (RFID), satellite-based communication, mobile asset tracking, security applications and comprehensive toll system and processing services. Roper expects the addition of TransCore and the related financing initiative discussed below to add $0.10-$0.15 to 2005 diluted earnings per share.

“The acquisition of TransCore will establish another powerful strategic growth platform for Roper,” said Brian Jellison, Chairman, President and CEO of Roper Industries. “It has a large base of recurring business and complementary technologies and market channels that can be leveraged across our portfolio of leading RF and imaging businesses. Similar to the existing Roper businesses, TransCore is widely regarded as a leading provider of engineered products with technologies, service capabilities and application expertise to serve the growing needs of customers. As such, it has historically generated strong margins and cash flows, and established many long-standing customer relationships that generate substantial recurring revenue.”

TransCore will operate as a standalone segment within Roper and continue to market its products under its current brand names. Its customer offerings include proprietary RFID tags and readers, and satellite-based communication hardware and accessories. TransCore’s application expertise and technology are used to automate traffic control and toll systems, increase asset productivity, and automate business processes for customers primarily in North America. Its customers include tolling authorities and a wide range of businesses with security and asset location and tracking requirements. TransCore is currently extending its expertise into emerging opportunities such as homeland security and electronic vehicle registration. Roper expects TransCore to show total sales in its fiscal year ending January 31, 2005 of $365 million and EBITDA of $73 million.

Mr. Jellison added, “With the addition of this new strategic platform, we believe that Roper will be even better positioned to serve the needs of customers, capitalize on opportunities for profitable growth and create long-term value for shareholders. We are attracted to TransCore not only for its great leadership team and compelling financial performance, but also for the organic growth potential of its businesses, including specific initiatives to enter new markets and expand its offerings to existing customers. We believe that the addition of TransCore to Roper will accelerate the implementation of these initiatives and create other strategic benefits, such as collaborating with our imaging businesses to develop advanced solutions for security applications.”

Roper also announced a financing initiative designed to enhance its balance sheet and fund the acquisition. The Company has received commitments from JPMorgan Chase Bank and Wachovia, N.A. for a senior secured credit facility consisting of term loans and a revolving credit line, which will result in lower LIBOR spreads and an improved maturity structure. In addition, Roper plans to raise approximately $250 million of cash through the issuance of common stock. The size of each of the components of this financing initiative is subject to prevailing market conditions.

The acquisition and the related financing are consistent with Roper’s goal of achieving investment grade status, enhancing the Company’s cash flows and lowering its overall interest rate. Roper expects to record a non-cash charge of approximately $5-6 million, net of tax, in the fourth quarter of 2004 to write-off deferred costs in connection with its existing senior credit facility.

TransCore’s senior management team, under the leadership of President and CEO John Worthington, will continue to lead the business. Headquartered in Harrisburg, Pennsylvania, TransCore has 1,800 employees throughout North America. Said Mr. Jellison, “We look forward to working with the outstanding TransCore team to realize our shared growth objectives.”

Mr. Worthington added, “Roper’s strength as a corporate parent will allow TransCore to focus on delivering value propositions to our customers, such as the deployment and advancement of our next-generation RFID tags, multi-protocol readers and satellite communications products for security and asset-tracking applications. This combination of resources will ensure the continuation of our tradition of research and innovation to better serve our customers and drive market expansion. By maintaining continuity of management and service personnel, customers will see no disruption in service and support, with day-to-day contacts remaining the same.”

The acquisition is expected to close before the end of the year, subject to anti-trust review and customary closing conditions.

Investment Community Meetings on Thursday with Dial-In and Web Access

Roper Industries will hold meetings with the investment community to discuss the acquisition at 10:00 AM ET, October 7, at the St. Regis Hotel, 2 East 55th Street, New York City, and at 4:00 PM ET the same day at the Langham Hotel, 250 Franklin Street, Boston.

The morning meeting can be accessed via webcast or by calling (800) 289-0569 (US/Canada) or +1 (913) 981-5542 and using the passcode 801714. A telephonic replay will be available after the meeting by calling +1 (719) 457-0820 and using the passcode 801714. Copies of the presentation and a link to the webcast will be made available on the Company’s web site at www.roperind.com.

Table 1: TransCore 2004 Estimated EBITDA (Millions)

Net earnings	$17
Interest expense	16
Income tax expense	18
Depreciation & amortization expense	22

EBITDA	$73

About TransCore

For its infrastructure-based market, TransCore designs, develops, installs and maintains products and service solutions for security, toll collection and traffic monitoring/control applications. For its mobile asset-based market, TransCore provides freight matching, asset tracking products and services, logistics and operations management software for freight brokers, third-party logistics providers, shippers, railroads, marine operators and trucking companies. In this transaction, TransCore was advised by Lehman Brothers.

About Roper Industries

Roper Industries is a diversified industrial growth company providing engineered products and solutions for global niche markets. Additional information about Roper Industries, including registration to receive press releases via email, is available on the Company’s website, www.roperind.com. In this transaction, Roper was advised by Merrill Lynch and Devon Value Advisers.

The information provided in this press release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements include, among others, statements regarding our proposed acquisition of TransCore (the acquisition), the terms of our financing plan, the prospects for TransCore to compete in its market and achieve future growth and profit expectations, and the impact of the acquisition on our future results of operations and cash flows, and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of performance. They involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward looking statement. Such risks and uncertainties include our ability to complete the acquisition, secure financing on favorable terms and through the facility and issuance currently anticipated, integrate the acquisition and realize expected synergies. We also face other general risks, including reductions in our business with Gazprom, our ability to realize cost savings from our restructuring initiatives, unfavorable changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, difficulties in making and integrating acquisitions, risks associated with TransCore’s business, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation and potential write-offs of our substantial intangible assets. Important risk factors include those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and may be discussed in subsequent filings with the SEC. You should not place undue reliance on any forward looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

We refer to certain non-GAAP financial measures in this press release. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found within this press release.

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